Exhibit 10.84

SUPPLEMENT NO. 3 (this “Supplement”) dated as of January 31, 2013 to the GUARANTEE dated as of January 12, 2011 (the “Guarantee”), among each of the subsidiaries of INTELSAT JACKSON HOLDINGS S.A., a société anonyme existing under the laws of Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Borrower”), from time to time party to the Guarantee (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

A. Reference is made to a Credit Agreement, dated as of January 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTELSAT (LUXEMBOURG) S.A. a société anonyme incorporated under the laws of Bermuda and existing under the laws of the Grand-Duchy of Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.942, the Borrower, the lending institutions from time to time parties thereto (the “Lenders”), the Administrative Agent, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as joint lead arrangers, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC, J.P. MORGAN SECURITIES LLC , BARCLAYS CAPITAL INC., DEUTSCHE BANK SECURITIES INC., MORGAN STANLEY & CO. INCORPORATED and UBS SECURITIES LLC, as joint bookrunners, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Co-Syndication Agents, BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents and BANK OF AMERICA, N.A., as a Letter of Credit Issuer.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C. The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, Syndication Agents, Joint Lead Arrangers and the Lenders, Documentation Agents and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Credit Parties. Section 9.11 of the Credit Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiaries (the “New Guarantors”) are executing this Supplement in accordance with the requirements of the Credit Agreement to become Guarantors under the Guarantee in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and the New Guarantors agree as follows:

SECTION 1. In accordance with Section 18 of the Guarantee, each New Guarantor by its signature below hereby becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity and subject to mandatory Luxembourg law provisions.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Supplement shall become effective as to the New Guarantors when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantors and the Administrative Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to the New Guarantors shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

SECTION 8. Each New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantors and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

NEW GUARANTORS

INTELSAT ALIGN S.À R.L., as a New Guarantor

By:	/s/ Simon Van de Weg
Name: Simon Van de Weg
Title: Manager

INTELSAT FINANCE NEVADA LLC, as a New Guarantor

By:	/s/ Wendy Mavrinac
Name: Wendy Mavrinac
Title: Manager

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name: Paley Chen
Title: Vice President

[Signature page to Supplement No. 3 to Guarantee]